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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS                           EXHIBIT 23.2




        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed S-8 Registration Statement File No. 33-43841 and the S-8 Registration Statement File No. 33-27213.












/s/ Arthur Andersen LLP
- -------------------------------
ARTHUR ANDERSEN LLP
August 28, 1996

St. Louis, Missouri